                                                                    Exhibit 99.2



                          CREDIT AND SECURITY AGREEMENT

         This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 15th day of November, 2001, among RES-CARE, INC., a Kentucky corporation, 10140 Linn Station Road, Louisville, Kentucky 40223-3813 ("Res-Care"), those subsidiaries of Res-Care named in SCHEDULE 1 hereto (together with Res-Care, collectively "Borrowers", and individually, "Borrower"), the lending institutions named in SCHEDULE 2 hereto (collectively, "Banks", and individually, "Bank"), NATIONAL CITY BANK OF KENTUCKY, 101 South Fifth Street, Louisville, Kentucky 40202, as Agent for the Banks under this Agreement ("Agent"), BANK ONE, KENTUCKY, N.A., 416 W. Jefferson Street, 2nd Floor, Louisville, Kentucky 40202, as syndication agent for the Banks under this Agreement ("Syndication Agent"), and U.S. BANK, NATIONAL ASSOCIATION, 1 Financial Square, Louisville, Kentucky 40202-3322, as documentation agent for the Banks under this Agreement ("Documentation Agent").



                                   WITNESSETH:

         WHEREAS, Borrowers and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:



                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Account" shall mean (a) a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred (v) for energy provided or to be provided, (vi) for use or hire of a vessel under a charter or other contract,
(vii) arising out of the use of a credit or charge card or information contained on or for use with the card, (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, Governmental Unit of a State, or Person licensed or authorized to operate the game by a State, or Governmental Unit of a State, and includes, without limitation, health care receivables, but does not include (A) rights to payment evidenced by Chattel Paper or an Instrument, (B) Commercial Tort Claims, (C) Deposit Accounts, (D) Investment Property, (E) Letter of Credit Rights or letters of credit, (F) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card, and (b) any "account" as defined in Article 9 of the UCC as in effect on the date of this Agreement, provided, that if any amendment to the definition of "account" contained in such Article 9 shall hereafter become effective and shall amend such definition so as to include any additional property not included in such definition prior to the effective date of such amendment, then, and in each such case, the definition of "Account" as used in this Agreement shall be deemed to be automatically amended, as of such effective date, to include, in addition to any property theretofore included, all such additional property.

         "Account Debtor" shall mean any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of a Receivable or any part thereof and includes, without limitation, co-makers, indorsers, Guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to furnish assurance against loss on any Receivable.

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" shall mean the Agent Fee Letter between Res-Care and Agent, dated September 7, 2001.

         "Applicable Commitment Fee Rate" shall mean:

         (a) for the period from the Closing Date through June 30, 2002, fifty
(50) basis points; and

         (b) commencing July 1, 2002, the number of basis points set forth in the following matrix, based on the result of the computation of the Leverage Ratio to be used to establish the number of basis points that will go into effect on July 1, 2002 and thereafter:

--------------------------------------------------------------------------------- ---------------------------------
                                                                                       APPLICABLE
LEVERAGE RATIO                                                                    COMMITMENT FEE RATE
--------------------------------------------------------------------------------- ---------------------------------
Greater than or equal to 2.00 to 1.00                                             50.0 basis points
--------------------------------------------------------------------------------- ---------------------------------
Less than 2.00 to 1.00                                                            37.5 basis points
--------------------------------------------------------------------------------- ---------------------------------

Changes to the Applicable Commitment Fee Rate shall be effective on the first day of each month after Agent receives, or if earlier, should have received, pursuant to Section 5.3(b) and 5.3(c) hereof, the quarterly or annual financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

         "Applicable Margin" shall mean:

         (a) for the period from the Closing Date through June 30, 2002 two hundred fifty (250) basis points for LIBOR Loans and one hundred fifty (150) basis points for Base Rate Loans; and

         (b) commencing July 1, 2002, the number of basis points (depending upon whether Loans are LIBOR Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on July 1, 2002 and thereafter:

----------------------------------------------------------------- ---------------------- -----------------------
                         LEVERAGE RATIO                             APPLICABLE BASIS        APPLICABLE BASIS
                                                                    POINTS FOR LIBOR           POINTS FOR
                                                                          LOANS             BASE RATE LOANS
----------------------------------------------------------------- ---------------------- -----------------------
Greater than or equal to 3.00 to 1.00                                      250                    150
----------------------------------------------------------------- ---------------------- -----------------------
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00           225                    125
----------------------------------------------------------------- ---------------------- -----------------------
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00           200                    100
----------------------------------------------------------------- ---------------------- -----------------------
Less than 2.00 to 1.00                                                     175                     75
----------------------------------------------------------------- ---------------------- -----------------------

Changes to the Applicable Margin shall be effective on the first day of each month after Agent receives, or if earlier, should have received, pursuant to
Section 5.3(b) and 5.3(c) hereof, the quarterly or annual financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached EXHIBIT E.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a Loan described in Section 2.1 hereof on which Borrowers shall pay interest at a rate based on the Base Rate.

         "Borrowers' Certificate" shall mean a certificate, substantially in the form of the attached EXHIBIT D, with any changes thereto made after the Closing Date to be in the reasonable discretion of Agent.

         "Borrowing Base" shall mean an amount not in excess of seventy percent (70%) of the amount due and owing on Eligible Accounts Receivable.

         "Business Day" shall mean any day excluding (i) Saturday, (ii) Sunday and (iii) any day of the year on which banks are required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are not carried on in the London interbank eurodollar market.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of such Company's capital stock or other equity interest.

         "Change in Control" shall mean (a) the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty-five percent (35%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Res-Care; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Res-Care by Persons who were neither (i) nominated by the board of directors of Res-Care nor (ii) appointed by directors so nominated.

         "Chattel Paper" shall mean (a) a record or records (other than charters or other contracts involving the use or hire of a vessel and other than records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and a license of software used in the goods, and, if a transaction is evidenced by records that include an Instrument or series of Instruments, the group of records taken together constitutes Chattel Paper, the term "monetary obligation" meaning, for purposes of determining whether or not a record or records constitute Chattel Paper, a monetary obligation secured by the goods or owed under a lease of the goods and includes a monetary obligation with respect to Software used in the goods, and (b) any "chattel paper" as defined in Article 9 of the UCC as in effect on the date of this Agreement, provided, that if any amendment to the definition of "chattel paper" contained in such Article 9 shall hereafter become effective and shall amend such definition so as to include any additional property not included in such definition prior to the effective date of such amendment, then, and in each such case, the definition of "Chattel Paper" as used in this Agreement shall be deemed to be automatically amended, as of such effective date, to include, in addition to any property theretofore included, all such additional property.

         "Closing Date" shall mean the effective date of this Agreement in accordance with Section 2.2 and Article IV.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral" shall have the meaning ascribed thereto in Section 6.1.

         "Commercial Tort Claim" shall mean any claim arising in tort with respect to which (a) the claimant is an organization or (b) the claimant is an individual and the claim (i) arose in the course of the claimant's business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

         "Commitment" shall mean the obligation hereunder of the Banks to make Loans pursuant to the Revolving Credit Commitments and to participate in the issuance of Letters of Credit up to the Total Commitment Amount during the Commitment Period.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described in SCHEDULE 2 hereto.

         "Commitment Period" shall mean the period from the Closing Date to September 30, 2004, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

         "Company" shall mean a Borrower or a Subsidiary.

         "Companies" shall mean all Borrowers and all Subsidiaries.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached EXHIBIT C.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including cash (from whatever source), the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrowers and their Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 7.14 hereof.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrowers and their Subsidiaries for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings minus any interest income for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, (b) Consolidated Interest Expense, and (c) Consolidated Depreciation and Amortization Charges For purposes of determining Consolidated EBITDA for any rolling period of four (4) fiscal quarters that would include the period ended December 31, 2001, as one of the relevant fiscal quarters, (i) special charges taken by Res-Care in connection with the refinancing of its revolving credit facility and the issuance of the Senior Unsecured Notes and (ii) a special charge in the amount of One Million Seven Hundred Twenty-Eight Thousand Dollars ($1,728,000), should be added to Consolidated Net Earnings, provided that the One Million Seven Hundred Twenty-Eight Thousand Dollars ($1,728,000) charge shall not be added back after the quarter ending December 31, 2001.

         "Consolidated Interest Expense" shall mean, for any period, Consolidated interest expense of Borrowers and their Subsidiaries for such period, including interest expense associated with capitalized leases, determined in accordance with GAAP.

         "Consolidated Net Earnings" shall mean the net earnings (losses) of Borrowers and their Subsidiaries, after taxes and after extraordinary items, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Worth" shall mean at any date, the Consolidated shareholders' equity of the Company determined as of such date as determined in accordance with GAAP.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Copyright" shall mean any copyright, any registration or recording of any copyright, and any application in connection with any copyright, including, without limitation, any such registration, recording, or application in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision of such other country, and any renewal of any of the foregoing.

         "Copyright License" shall mean any agreement granting any right in any copyright, copyrightable work, or copyright registration, as the same may from time to time be amended, restated or otherwise modified.

         "Debt" shall mean, collectively, all Indebtedness incurred by any Borrower to the Banks pursuant to this Agreement and in connection with Indebtedness incurred to U.S. Bank, National Association in connection with its corporate credit card program up to a maximum amount of Three Million Dollars ($3,000,000), and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the commitment fees, other fees and any prepayment fees payable hereunder.

         "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

         "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

         "Deposit Account" shall mean (a) any demand, time, savings, passbook, or like account maintained with a bank, savings and loan association, credit union, or like organization and (b) any "deposit account" as defined in Article 9 of the UCC as in effect on the date of this Agreement, provided, that if any amendment to the definition of "deposit account" contained in such Article 9 shall hereafter become effective and shall amend such definition so as to include any additional property not included in such definition prior to the effective date of such amendment, then, and in each such case, the definition of "Deposit Account" as used in this Agreement shall be deemed to be automatically amended, as of such effective date, to include, in addition to any property theretofore included, all such additional property.

         "Derived LIBOR Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the LIBOR Rate.

         "Derived Base Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Base Rate.

          "Document" shall mean (a) a document that purports to be issued by or addressed to a bailee and that purports to cover goods that are in the bailee's possession that are either identified or fungible portions of an identified mass, and includes a bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of goods, and any other document that in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the goods it covers, (b) a receipt issued by the owner of goods including distilled spirits or agricultural commodities that are stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of a warehouse receipt, and (c) any "document" as defined in Article 9 of the UCC as in effect on the date of this Agreement, provided, that if any amendment to the definition of "document" contained in such Article 9 shall hereafter become effective and shall amend such definition so as to include any additional property not included in such definition prior to the effective date of such amendment, then, and in each such case, the definition of "Document" as used in this Agreement shall be deemed to be automatically amended, as of such effective date, to include, in addition to any property theretofore included, all such additional property.

         "Eligible Account Receivable" shall mean an account receivable of a Borrower to the extent arising out of sales and services performed by such Borrower, that, at all times until it is collected in full, continuously meets the following requirements: (a) arose in the ordinary course of a Borrower's business from the performance of services or bona fide sale of goods that have been performed for or shipped to the Account Debtor; (b) is not due from any Account Debtor with respect to which a Borrower has received any written notice of the filing of a bankruptcy; (c) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type except that granted to or in favor of Agent and the Banks; (d) is not the subject of any instrument or chattel paper offered in payment thereof unless such instrument or chattel paper is pledged to Agent on terms satisfactory to Agent; (e) is not an account receivable due from any affiliate, shareholder or employee of a Borrower; (f) is not a Foreign Account Receivable unless such Foreign Account Receivable is backed by a letter of credit on terms satisfactory to Agent; (g) is not evidenced by a promissory note or any other negotiable instrument unless such promissory note or negotiable instrument is pledged to Agent on terms satisfactory to Agent; (h) is not a Health Care Receivable unless such Health Care Receivable is subject to (1) procedures for cash management and (2) perfection under the UCC, each satisfactory to Agent in its reasonable discretion; and (i) Agent, for the benefit of the Banks, has a valid and enforceable first security interest in the Account. Agent agrees that, as of the Closing Date, procedures exist that are acceptable to Agent with respect to cash management and perfection under the UCC for Health Care Receivables in existence on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, Agent shall have the continuing right, to be reasonably exercised, to require Borrowers to comply with the Federal Assignment of Claims Act or any comparable state or local government statute or regulation with respect to any Borrower's Government Accounts Receivable.

          "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "Equipment" shall mean goods other than Inventory, farm products, or consumer goods.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean (a) the existence of any condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA
Section 4241; (g) an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 is determined by the Internal Revenue Service to fail to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan is determined by the Internal Revenue Service to fail to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET. SEQ. or Code Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Bank under said Regulation D.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VIII hereof.

         "Facility" shall mean each facility, program, group home and training center now or hereafter owned, leased, operated and/or managed by any of the Borrowers or their Subsidiaries.

         "Federal Assignment of Claims Act" shall mean the Assignment of Claims Act of 1940, as amended.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president or chief financial officer.

         "Foreign Account Receivable" shall mean any Account that arises out of contracts with or orders from an Account Debtor that is not a resident of, or domiciled in, the United States, or an Account Debtor that does not have material assets in the United States.

         "Fronting Bank" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or in the event that Agent is not able or willing to issue a Letter of Credit, such other Bank as shall agree to issue the Letter of Credit in its own name, but on behalf of the Banks hereunder.

         "Funded Indebtedness" shall mean all Indebtedness, including, but not limited to, current, long-term and Subordinated Indebtedness, if any, and all obligations pursuant to any letter of credit or guaranty.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrowers.

         "General Intangible" shall mean any personal property, including Payment Intangibles, Software and including things in action, Intellectual Property, and any authorizations, franchises, licenses, or permits heretofore, hereupon, or hereafter conferred, granted, or issued by any governmental authority or other Person, but not including Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, goods, Instruments, Investment Property, Letter of Credit Rights, letters of credit, money, oil, gas or other minerals before extraction.

         "Government Account Receivable" shall mean any Account that arises out of contracts with or orders from the United States, any state or any local government, or any of their respective departments, agencies or instrumentalities.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean any Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each of the Guaranties of Payment of Debt executed and delivered after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Healthcare Event" shall mean the occurrence of any of the following with respect to any one or more Facilities which results in a Material Adverse
Effect: (i) the revocation, denial, suspension or non-renewal of any license, certificate or permit required to operate Facilities (other than Facilities managed by any Borrower or Subsidiary of a Borrower on behalf of a person other than any Borrower or Subsidiary thereof), with any appeal having been taken and denied, provided that, during any such appeal period the Facility at issue is able to operate; (ii) the termination or suspension of the provider agreements under Medicare Law or Medicaid Law or any other agreement or contract with any Official Body or private payor with respect to Facilities (other than Facilities managed by any Borrower or Subsidiary of a Borrower on behalf of a Person other than any Borrower or Subsidiary thereof); (iii) the involuntary receivership or involuntary management by any applicable Official Body of Facilities (other than Facilities managed by any Borrower or Subsidiary of a Borrower on behalf of a Person other than any Borrower or Subsidiary thereof); (iv) the imposition by any applicable Official Body with respect to Facilities (other than Facilities managed by any Borrower or Subsidiary of a Borrower on behalf of a Person other than any Borrower or Subsidiary thereof) of administrative holds or similar restrictions or limitations on the admission of patients or residents (but only for so long as such holds, restrictions or limitations shall be in effect);

(v) the interruption or cessation of payments or reimbursement by any applicable Official Body or private payor, with respect to Facilities (other than Facilities managed by any Borrower or Subsidiary of a Borrower on behalf of a Person other than any Borrower or Subsidiary thereof), but only for so long as such interruption or cessation is in effect; (vi) the cash payment in any fiscal year by any one or more Companies of any recoupment or demand for recoupment by any applicable Official Body or (vii) the inability of any Borrower to obtain adequate professional liability insurance, as determined by Agent in its reasonable discretion.

         "Health Care Receivable" shall mean an account receivable where the payor is the United States of America, a State, county or municipality, or any agency or instrumentality thereof which is obligated by to make payment with respect to Medicare, Medicaid or other accounts receivables representing amounts owing under any other program established by federal, State, county, municipal or other local law which requires that payments for healthcare services be made to the provider of such services in order to comply with any applicable "anti-assignment" provisions, provider agreement or federal, State, county, municipal or other local law, rule or regulation.

         "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Borrower with Agent or any of the Banks or their Affiliates in connection with the Debt or in connection with the Senior Unsecured Notes.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all capitalized lease obligations that have been capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Instrument" means a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business transferred by delivery with any necessary indorsement or assignment provided, that the term "Instrument" does not include (a) Investment Property,
(b) letters of credit, or (c) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

         "Intellectual Property" shall mean any Copyright, any Copyright License, any Patent, any Patent License, any Trademark, any Trademark License, any customer list, any trade secret, any confidential or proprietary information, any invention (whether or not patented or patentable), any technical information, procedure, design, knowledge, know-how, skill, expertise, experience, process, model, drawing, or record, and any work (whether or not copyrighted or copyrightable).

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrowers pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrowers pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one (1) month, two (2) months, three (3) months, or six (6) months, or any fraction thereof that is acceptable to Agent, in each case as Borrowers may select upon notice, as set forth in Section 2.2 hereof, provided that: (a) if Borrowers fail to so select the duration of any Interest Period, Borrowers shall be deemed to have converted such LIBOR Loan to a Base Rate Loan at the end of the then current Interest Period; and (b) Borrowers may not select any Interest Period for a LIBOR Loan that ends after any date when principal is due on such LIBOR Loan.

         "Inventory" shall mean goods, other than farm products, that (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under contracts of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business.

         "Investment Property" shall mean "investment property" as defined in
Article 9 of the UCC as in effect on the date of this Agreement, provided, that if any amendment to the definition of "investment property" contained in such
Article 9 shall hereafter become effective and shall amend such definition so as to include any additional property not included in such definition prior to the effective date of such amendment, then, and in each such case, the definition of "Investment Property" as used in this Agreement shall be deemed to be automatically amended, as of such effective date, to include, in addition to any property theretofore included, all such additional property.

         "Letter of Credit" shall mean any standby letter of credit that shall be issued by Agent for the benefit of a Borrower, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one
(1) year after its date of issuance (unless otherwise automatically extended) or
(b) thirty (30) days prior to the last day of the Commitment Period.

         "Letter of Credit Exposure" shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrowers or converted to a Revolving Loan pursuant to Section 2.1A hereof.

         "Letter of Credit Right" shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, provided, that the term "Letter of Credit Right" does not include the right of a beneficiary to demand payment or performance under a letter of credit.

         "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Total Net Funded Indebtedness (based upon the financial statements of

Borrowers and their Subsidiaries for the most recently completed fiscal quarter) to (b) Consolidated EBITDA (based upon the financial statements of Borrowers and their Subsidiaries for the most recently completed fiscal quarter and the three
(3) previous fiscal quarters (on a rolling four (4) quarter basis)).

         "LIBOR Loan" shall mean a Loan described in Section 2.1 hereof on which Borrowers shall pay interest at a rate based upon the LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one one hundredth of one percent (1/100th of 1%)) of: (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Dow Jones Services (formerly Telerate Service), Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for dollar deposits in immediately available funds with a borrowing date and maturity comparable to such Interest Period, DIVIDED BY (b) a number equal to
1.00 MINUS the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause
(a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one one hundredth of one percent (1/100th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance or restriction on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit extended to Borrowers by the Banks in accordance with Section 2.1 hereof.

         "Loan Documents" shall mean this Agreement, each of the Notes, all documentation relating to each Letter of Credit, each Pledge Agreement, each Mortgage, the UCC financing statement described in Article IV hereof, each Guaranty of Payment, each Security Agreement and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) or prospects of Res-Care, (b) the business, operations, property or condition (financial or otherwise) or prospects of Borrowers and their Subsidiaries taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Banks hereunder or thereunder.

         "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
SCHEDULE 2 hereto.

         "Medicaid" shall mean the medical assistance program established by Title XIX of the Social Security Act (42. U.S.C. ss. 1396 ET SEQ.) and any successor or similar statutes, as in effect from time to time.

         "Medicaid Law" shall mean collectively, Medicaid and Medicaid Regulations.

         "Medicaid Regulations" shall mean, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid, (b) all applicable provisions of all federal rules, regulations, manuals and orders of governmental authorities promulgated pursuant to or in connection with the statutes described in clause (a) above having the force of law and all federal administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above, including all programs operated under waivers granted from requirements of Title XIX of the Social Security Act and its implementing regulations, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, manuals and orders of all governmental authorities promulgated pursuant to or in connection with the statutes described in clause (c) above having the force of law and all state administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (c) above, in each case as in effect from time to time.

         "Medicare" shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss. 1395 ET SEQ.) and any successor or similar statutes as in effect from time to time.

         "Medicare Law" shall mean collectively, Medicare and Medicare
Regulations

         "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all governmental authorities (including, without limitation, Health and Human Services ("HHS"), Health Care Finance Administration, the Office of the Inspector General for HHS, or any Person succeeding the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as in effect from time to time.

         "Moody's" shall mean Moody's Investor Services, Inc., or any successor to such company.

         "Mortgage" shall mean a mortgage, deed of trust, leasehold mortgage or other similar instrument, in form and substance satisfactory to Agent, executed by a Company, on or after the Closing Date, with respect to the Real Property, as the same may from time to time be amended, restated or otherwise modified.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

          "Note" shall mean any Revolving Credit Note or any other note delivered pursuant to this Agreement.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached EXHIBIT B.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt or Secured Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Patent" shall mean any letters patent of the United States or any other country, any registration or recording of any letters patent, any application for letters patent in the United States or any other country, including, without limitation, any such registration, recording, or application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision of such other country, and all reissues, continuations, continuations-in-part, or extensions of any of the foregoing.

         "Patent License" shall mean any agreement granting any right to practice any invention on which any Patent is in existence, as the same may from time to time be amended, restated or otherwise modified.

         "Payment Intangible" shall mean a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Pledge Agreement" shall mean each of the agreements executed and delivered to Agent and the Banks by Borrowers on or after the Closing Date in connection with the Pledged Securities, as the same may be from time to time amended, restated, or otherwise modified.

         "Pledged Securities" shall mean the shares of stock, membership interests in limited liability companies and partnership interests in partnerships of any direct or indirect Subsidiary of a Borrower, whether now owned by a Borrower or hereafter acquired or created by a Borrower, and all proceeds thereof.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Proceeds" shall mean (a) whatever is received or receivable upon sale, lease, license, exchange, or other disposition of any Collateral or any Proceeds, whether directly or indirectly, (b) whatever is collected on, or distributed on account of, any Collateral or any Proceeds, whether directly or indirectly, (c) rights arising out of any Collateral or any Proceeds, whether directly or indirectly, (d) to the extent of the value of Collateral or any Proceeds, claims arising out of the loss, nonconformity, or interference with the use of defects or infringement of rights in, or damage to, the Collateral or any Proceeds, directly or indirectly, or (e) to the extent of the value of Collateral or any Proceeds and to the extent payable to any Person who shall have granted Agent a security interest or Agent, insurance by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, any Collateral or any Proceeds, directly or indirectly.

         "Products" shall mean property directly or indirectly resulting from any manufacturing, processing, assembling, or commingling of any goods.

         "Real Property" shall mean the real property owned by certain of the Borrowers as set forth on SCHEDULE 4, in each case, together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging.

         "Receivable" shall mean any claim for or right to payment, however arising, whether classified as an Account, a Deposit Account, Investment Property, a Letter of Credit Right, a Payment Intangible, a Supporting Obligation, or otherwise, whether contingent or fixed, whether or not evidenced by any writing or other record, and, if so evidenced, whether evidenced by one or more certificated securities, any Chattel Paper, one or more Instruments, any letter of credit, or otherwise.

         "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Company or any Obligor, or any of their respective officers, to Agent or the Banks pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act, other than any such event with respect to which a filing with the PBGC is not required.

         "Required Banks" shall mean the holders of sixty-six and two-thirds percent (66 2/3%) of the Total Commitment Amount.

         "Revolving Credit Commitment" shall mean the obligation hereunder of each Bank, during the Commitment Period, to participate in the making of Revolving Loans and the issuance of Letters of Credit, up to an aggregate principal amount outstanding at any time equal to the lesser of (a) such Bank's Commitment Percentage multiplied by the Borrowing Base, or (b) as set forth opposite such Bank's name under the column headed "Revolving Credit Commitment Amount" as set forth on SCHEDULE 2 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, and (b) the Letter of Credit Exposure.

         "Revolving Credit Note" shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof.

         "Revolving Loan" shall mean a Loan granted to Borrowers by the Banks in accordance with Section 2.1A hereof.

         "Revolving Loan Availability" shall mean the Borrowing Base minus the Revolving Credit Exposure.

         "Sale-Leaseback Transactions" shall mean collectively those transactions involving the sale of real property and related assets by the Borrowers and their Subsidiaries in transactions which contemplate the leaseback of such property, by the selling party thereof, following such sale, to the extent such transactions are identified on SCHEDULE 5.22 hereof.

         "Secured Debt" shall mean collectively, (a) the Debt, and (b) all obligations and liabilities of any Borrower now existing or hereafter incurred under, arising out of or in connection with any Hedge Agreement.

         "Security Agreement" shall mean each of the Security Agreements executed and delivered, after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

         "Senior Unsecured Notes" shall mean those certain Senior Unsecured Notes due November 15, 2008, in the principal amount of One Hundred Fifty Million Dollars ($150,000,000) issued by Res-Care.

          "Software" shall mean any computer program and any supporting information provided in connection with a transaction relating to the program, provided, that the term "Software" does not include a computer program embedded in goods (other than goods that consist solely of the medium with which the program is embedded) or any information provided in connection with a transaction relating to the program so embedded if (a) the program is associated with the goods in such a manner that it customarily is considered a part of the goods or (b) by becoming the owner of the goods, a Person acquires the right to use the program in connection with the goods.

         "Standard & Poor's" shall mean Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "State" shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Secured Debt.

         "Subsidiary" of a Borrower or any of its respective Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by a

Borrower or by one or more other subsidiaries of a Borrower or by a Borrower and one or more subsidiaries of a Borrower, (b) a partnership or limited liability company of which a Borrower, one or more other subsidiaries of a Borrower or a Borrower and one or more subsidiaries of a Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which a Borrower, one or more other subsidiaries of a Borrower or a Borrower and one or more subsidiaries of a Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof; provided that the term "Subsidiary" shall not include any entity listed on SCHEDULE 5 hereof.

         "Supporting Obligation" shall mean a Letter of Credit Right or supporting obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "Total Commitment Amount" shall mean the principal amount of Eighty Million Dollars ($80,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Total Net Funded Indebtedness" shall mean (i) Funded Indebtedness, minus (ii) all cash of the Borrowers and their Subsidiaries, on a Consolidated basis, in excess of Ten Million Dollars ($10,000,000).

         "Trademark" shall mean any trademark, trade name, corporate name, business name, domain name, trade style, service mark, logo, source identifier, business identifier, design, or intangible thing of like nature, any registration or recording of the foregoing or any thereof, and any application in connection therewith, including, without limitation, any such registration, recording, or application in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision of such other country, and all reissues, extensions, or renewals of any of the foregoing.

         "Trademark License" shall mean any agreement granting any right to use any Trademark or Trademark registration, as the same may from time to time be amended, restated or otherwise modified.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Ohio; provided, however, that if by reason of any mandatory provisions of law, any or all of the attachment, perfection, or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, then, and in each such case, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the attachment, perfection, or priority of Agent's security interest in such Collateral. Except as otherwise specified in this Agreement or any other Loan Document, the UCC "as in effect" in the State of Ohio or any other jurisdiction shall mean the UCC as in effect from time to time in the State of Ohio or such other jurisdiction.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         Each term defined in the singular in this Agreement shall have the same meaning when used in the plural and each term defined in the plural in this Agreement shall have the same meaning when used in the singular. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each term that is used in this Agreement and that is defined in Article 9 of the UCC shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term in such Article. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each accounting term that is used in this Agreement and that is defined by GAAP shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term by GAAP.



                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank will participate to the extent hereinafter provided in making Loans to Borrowers, and issuing Letters of Credit at the request of Borrowers, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the lesser of the Total Commitment Amount or the Revolving Credit Commitment.

         Each Bank, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrowers or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Notes issued to such Bank, when combined with such Bank's pro rata share of the Letter of Credit Exposure, shall not be in excess of the lesser of the Maximum Amount for such Bank and the then existing Borrowing Base, and (b) such aggregate principal amount outstanding on the Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Notes held by such Bank) that is such Bank's Commitment Percentage.

         Each borrowing from the Banks hereunder shall be made pro rata according to the Banks' respective Commitment Percentages. The Loans may be made as Revolving Loans and Letters of Credit may be issued, as follows:

         A.       Revolving Credit.

         1.       Revolving Loans.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving Loan or Revolving Loans to Borrowers in such amount or amounts as Borrowers may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure. Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Base Rate Loans, or (b) LIBOR Loans.

         Borrowers shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing January 1, 2002, and on the first day of each succeeding April, July, October and January thereafter and at the maturity thereof.

         Borrowers shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding under this Section 2.1A from time to time, from the date thereof until paid, at the Derived LIBOR Rate, fixed in advance for each Interest Period (but subject to changes in the Applicable Margin) as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of Borrowers to Agent, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall convert Base Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Base Rate Loans on any Interest Adjustment Date.

         The obligation of Borrowers to repay the Base Rate Loans and LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrowers in the form of EXHIBIT A hereto, payable to the order of such Bank in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         2.       Letters of Credit.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Bank shall issue such Letters of Credit for the account of a Borrower, as Borrowers may from time to time request. Borrowers shall not request any Letter of Credit (and no Fronting Bank shall be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed Fifty Million Dollars ($50,000,000) or (b) the Revolving Credit Exposure shall exceed the aggregate amount of the Revolving Credit Commitments. The issuance of each Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Bank's Commitment Percentage.

         Each request for a Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (Cleveland, Ohio time) two (2) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) and specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrowers shall execute and deliver to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Fronting Bank. The Fronting Bank shall give each Bank notice of each such request for a Letter of Credit.

         In respect of each Letter of Credit that is a standby letter of credit and the drafts thereunder, if any, whether issued for the account of a Borrower, Borrowers agree (a) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, on the first day of each succeeding fiscal quarter, at the rate of the Applicable Margin for LIBOR Loans (in effect on the date such payment is to be made) times the face amount of the Letter of Credit; (b) to pay to the Fronting Bank, for its sole account, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit is issued or renewed at the rate of one-eighth of one percent (1/8%) of the face amount of such Letter of Credit; and (c) to pay to the Fronting Bank for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar reasonable transactional fees as are generally charged by the Fronting Bank under its fee schedule as in effect from time to time.

         Whenever a Letter of Credit is drawn, the Fronting Bank shall give Res-Care notice of such draw and Borrowers shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn is not reimbursed by Borrowers within one (1) Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent), Borrowers shall be deemed to have requested a Revolving Loan, subject to the provisions of subpart 1 of this
Section 2.1A, in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Bank agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that its obligation to make a Revolving Loan pursuant to subpart 1 of this Section 2.1A when required by this subpart 2 of this Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that its payment to Agent, for the account of the Fronting Bank, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Banks' Revolving Credit Commitment shall have been reduced or terminated. Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, the Fronting Bank, for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrowers hereunder. Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         SECTION 2.2. CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make a Loan, convert a LIBOR Loan or Base Rate Loan or continue a LIBOR Loan and of Agent to issue any Letter of Credit is conditioned, in the case of each borrowing, conversion, continuation or issuance hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to Base Rate Loans, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion, and, with respect to LIBOR Loans, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it;

         (c) with respect to Letters of Credit, satisfaction of the notice provisions set forth in subsection 2 of Section 2.1A hereof;

         (d) Borrowers' request for (i) a Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of Fifty Thousand Dollars ($50,000) and (ii) a LIBOR Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000);

         (e) the fact that immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit, the aggregate outstanding principal amount of all Loans and Letters of Credit outstanding under this Agreement will not exceed the aggregate amount of the Revolving Credit Commitment;

         (f) the fact that no Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and

         (g) the fact that each of the representations and warranties contained in Article VII hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion, or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall Borrowers request that LIBOR Loans be outstanding for more than eight (8) different Interest Periods at any time, and, if Base Rate Loans are outstanding, then LIBOR Loans shall be limited to seven (7) different Interest Periods at any time.

         Each request by Borrowers for the making of a Loan, conversion of a LIBOR Loan or Base Rate Loan or continuation of a LIBOR Loan, or for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrowers as of the date of such request as to the facts specified in (e), (f) and (g) above.

         Each request for a LIBOR Loan shall be irrevocable and binding on Borrowers and Borrowers shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the

Banks as a result of any failure by Borrowers to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense reasonably incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrowers shall be conclusive and binding for all purposes, absent manifest error. Back-up documentation for such certificate shall be provided to Borrowers upon their reasonable request.

         SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and commitment and other fees shall be made to Agent in immediately available funds for the account of the Banks. Agent, on the same Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Base Rate Loans and LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under each Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT. Borrowers shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Notes then outstanding, as designated by Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrowers shall give Agent notice of prepayment of any Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. (Cleveland, Ohio time) two (2) Business Days before the Business Day on which such prepayment is to be made. Prepayments of Base Rate Loans shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement.

         In any case of prepayment of a LIBOR Loan, Borrowers agree that if the LIBOR Rate, as determined as of 11:00 A.M. (London time), two (2) Business Days prior to the date of prepayment of such LIBOR Loan (hereinafter, "Prepayment LIBOR"), shall be lower than the last LIBOR Rate previously determined for such LIBOR Loan with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then Borrowers shall, upon written notice by Agent, promptly pay to Agent, for the account of each of the Banks, in immediately available funds, a prepayment fee equal to the product of (a) a rate (the "Prepayment Rate") that shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR, times (b) all or such part of the principal amounts of the Notes as relate to the LIBOR Loan to be prepaid, times (c) the number of days in the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Loan, that is to be prepaid, was made. In addition, Borrowers shall immediately pay directly to Agent, for the account of the Banks, the amount of any reasonable additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon Borrowers' receipt of a written statement from Agent. Each Prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000).

         SECTION 2.5. COMMITMENT AND OTHER FEES; REDUCTION OF COMMITMENT.

         (a) Borrowers shall pay to Agent, for the ratable account of the Banks, as a consideration for the Commitment, a commitment fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly in arrears, equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, times (ii) (A) the average daily Revolving Credit Commitment in effect during such fiscal quarter, less (B) the average daily Revolving Credit Exposure during such fiscal quarter. The commitment fee shall be payable in arrears, on January 1, 2002 and on the first day of each succeeding April, July, October and January thereafter, and on the last day of the Commitment Period.

         (b) Borrowers shall pay to Agent, for its sole benefit, all fees set forth in the Agent Fee Letter.

         (c) Borrowers may at any time or from time to time permanently reduce in whole or ratably in part the Revolving Credit Commitments of the Banks hereunder to an amount not less than the then existing Revolving Credit Exposure then outstanding, by giving Agent not fewer than five (5) Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount for all of the Banks of not less than Five Million Dollars ($5,000,000). Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Revolving Credit Commitment as so reduced. If Borrowers reduce in whole the Revolving Credit Commitments of the Banks, on the effective date of such reduction (Borrowers having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and commitment and other fees accrued and unpaid, and provided that no issued and outstanding Letters of Credit shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrowers. Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period.

         SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. With the exception of Base Rate Loans, interest on Loans, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder,(a) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased to two percent (2%). In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         SECTION 2.7. MANDATORY PAYMENT.

         (a) If the Revolving Credit Exposure at any time exceeds the lesser of the Total Commitment Amount or the Revolving Credit Commitment, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans equal to the sum of the aggregate outstanding principal amount of all Loans and the aggregate undrawn face amount of all issued and outstanding Letters of Credit over the then existing Commitment of the Banks.

         (b) If (with the consent of Agent and the Required Banks or all of the Banks to the extent required by this Agreement), any Company sells any material assets in excess of the amount permitted in Section 5.12 hereof, Borrowers shall pay such net proceeds of sale as are required to allow Borrowers to remain in compliance with Section 5.12(b) and (c), to Agent, for the benefit of the Banks, to be applied as a prepayment on the Loans.

         (c) If (with the consent of Agent and the Required Banks or all of the Banks to the extent required by this Agreement) any Company commences and completes a public or private offering of debt securities, then one hundred percent (100%) of the net proceeds of any such debt offering, shall be paid, on the date of receipt of such proceeds by such Company, to Agent, for the benefit of the Banks, to be applied as a prepayment of the Loans until all Secured Debt has been repaid, with the balance of such net proceeds, if any, to be retained by the Borrowers.

         (d) Any prepayment of a LIBOR Loan pursuant to this Section 2.7 shall be subject to the prepayment fees set forth in Section 2.4 hereof. Any prepayment pursuant to subparagraphs (b) and (c) of this Section 2.7 shall constitute a permanent reduction of the Revolving Credit Commitment and the Total Commitment Amount.



              ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR
                        LOANS; INCREASED CAPITAL; TAXES.

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central Bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Loan by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder such LIBOR Loan or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loan, then, upon demand by such Bank, Borrowers shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this
Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrowers, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Base Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof. Each Bank shall notify Borrowers as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event that will likely require the payment by Borrowers of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrowers stating the reasons therefor. Borrowers shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from Borrowers pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrowers to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrowers as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrowers as aforesaid, Borrowers, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrowers, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Base Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loan, in the event that Agent shall have determined in good faith that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan are not available to the Bank in the applicable eurodollar market or that, by reason of circumstances occurring after the Closing Date affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrowers and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR Loan) previously given by Borrowers and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Base Rate Loan, and (b) Borrowers shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrowers hereby agree to indemnify each Bank against any loss or expense that such Bank may sustain or incur as a consequence of any default by Borrowers in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loan that it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrowers and Agent declare in good faith that its commitment with respect to such LIBOR Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrowers and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrowers, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrowers shall, on the earlier of
(a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Base Rate Loan or prepay such LIBOR Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.4 hereof.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States; provided, that if a Bank's use of such funds from outside the United States results in increased reserves or other events described in Section 3.1 or increased taxes or charges as described in Section 3.2, Sections 3.1 and 3.2 shall be inapplicable to Borrowers with respect to such funds from outside the United States.

         SECTION 3.7. CAPITAL ADEQUACY. If any Bank shall have reasonably determined in good faith, after the Closing Date, that the adoption after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrowers shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.



                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of each Bank to make the first Loan and of Agent to issue the first Letter of Credit is subject to Borrowers satisfying each of the following conditions:

         SECTION 4.1. NOTES. Borrowers shall have executed and delivered to each Bank its Revolving Credit Note.

         SECTION 4.2. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Borrower shall have delivered to each Bank an officer's certificate certifying the names of the officers of such Borrower authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of each Borrower evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Borrower, as the case may be, is a party, (b) the Articles (or Certificate) of Incorporation or similar organizational documents and all amendments thereto of each Borrower, in each case having been certified, as of a recent date, by the Secretary of State of the jurisdiction under which such Borrower shall have been organized, and (c) the By-Laws (or Code of Regulations) or similar organizational documents and all amendments thereto of each Borrower.

         SECTION 4.3. FINANCING STATEMENTS. With respect to the personal property owned or leased by each Borrower, and each Subsidiary, UCC financing statements reasonably satisfactory to Agent and the Banks.

         SECTION 4.4. LEGAL OPINION. Borrowers shall have delivered to Agent and the Banks (a) an opinion of counsel for each Borrower, in form and substance reasonably satisfactory to Agent and the Banks, and (b) local counsel opinions relating to the laws of Texas, Kansas, Illinois, California, Ohio and Indiana, each in form and substance reasonably satisfactory to Agent and the Banks.

         SECTION 4.5. GOOD STANDING CERTIFICATES. Borrowers shall have delivered to Agent a good standing certificate for each Borrower, issued on or about the Closing Date by the Secretary of State in the state(s) where such Borrower is incorporated or qualified as a foreign corporation.

         SECTION 4.6. AGENT AND LEGAL FEES. Borrowers shall have (a) delivered to Agent the Agent Fee Letter, (b) paid to Agent all fees described in the Agent Fee Letter that are then due and payable, and (c) paid all reasonable legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

         SECTION 4.7. LIEN SEARCHES. With respect to the property owned or leased by each Borrower, Borrowers shall have caused to be delivered to each Bank (a) the results of U.C.C. lien searches, reasonably satisfactory to Agent and the Banks; (b) the results of federal and state tax lien and judicial lien searches, reasonably satisfactory to Agent and the Banks; and (c) U.C.C. termination statements reflecting termination of all financing statements previously filed by PNC Bank, National Association and any other party having a security interest in any part of the Collateral or any other property securing the Secured Debt (or payoff letters, executed by PNC Bank, National Association, or such other secured party, acceptable to Agent, reflecting a commitment to execute and deliver U.C.C. termination statements upon receipt of payoff).

         SECTION 4.8. INSURANCE CERTIFICATE. Evidence of insurance on ACORD 27 form, and otherwise reasonably satisfactory to Agent and the Banks, of adequate personal property and liability insurance of Res-Care and the Subsidiaries, taken as a whole, with Agent, on behalf of the Banks, listed as loss payee and additional insured, and evidence reasonably satisfactory to Agent and the Banks of adequate professional liability insurance of Res-Care and the Subsidiaries, taken as a whole.

         SECTION 4.9. PLEDGE AGREEMENTS. The Pledge Agreements, each to be in form and substance reasonably satisfactory to Agent and the Banks, and delivery of the Pledged Securities satisfactory to Agent and the Banks.

         SECTION 4.10. [RESERVED]

         SECTION 4.11. MINIMUM AVAILABILITY. Borrowers shall provide Agent and the Banks a Borrower's Certificate dated as of the Closing Date which evidences to the reasonable satisfaction of Agent and the Banks that at least Twenty-Five Million Dollars ($25,000,000) of Revolving Loan availability exists.

         SECTION 4.12. MINIMUM DEBT RATING. Borrowers shall have delivered to Agent evidence, in form and substance reasonably satisfactory to Agent and the Banks, that Res-Care has obtained a senior secured debt rating of (a) Ba3 or better from Moody's, and (b) BB- or better from Standard & Poor's.

         SECTION 4.13.     [RESERVED]

         SECTION 4.14. SENIOR UNSECURED NOTES. Borrowers shall have delivered to Agent and the Banks evidence, in form and substance reasonably satisfactory to Agent, that the issuance of the Senior Unsecured Notes has yielded gross cash proceeds to the Borrowers in an amount not less than One Hundred Twenty-Five Million Dollars ($125,000,000).

         SECTION 4.15. REAL ESTATE MATTERS. With respect to the Real Property, Borrowers shall have delivered to Bank each of the following:

         (a) two (2) fully executed originals of each Mortgage, in form and substance satisfactory to Agent and the Banks, for each parcel of the Real Property;

         (b) a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) issued to Agent by a title company acceptable to Bank (the "Title Company"), in an amount equal to the lesser of the Commitment or the appraised value of the Real Property insuring such Mortgage to be a valid, first-priority lien in the Real Property described in such Mortgage, free and clear of all defects and encumbrances except such matters of record as accepted by Agent, in its sole discretion, and shown as Permitted Encumbrances in "Exhibit B" to such Mortgage, with such endorsements and affirmative insurance as Agent may require, including without limitation:

                  (i) the deletion of all so-called "standard exceptions" from such policy;

                  (ii) a so-called "comprehensive" endorsement in form and substance acceptable to Agent;

                  (iii) affirmative insurance coverage regarding access, compliance with respect to restrictive covenants and any other matters to which Agent may have objection or require affirmative insurance coverage; and

                  (iv) the results of a federal tax lien search in the counties wherein the Real Property is located and each Borrower has its principal place of business.

         SECTION 4.16. CASH MANAGEMENT PROCEDURES. Borrowers shall have established cash management procedures, in form and substance reasonably satisfactory to Agent.

         SECTION 4.17. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent and the Banks, shall have occurred in the financial condition, operations or prospects of Res-Care and its Subsidiaries, taken as a whole, since December 31, 2000.

         SECTION 4.18. MISCELLANEOUS. Borrowers shall have provided to Agent and the Banks such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.



                              ARTICLE V. COVENANTS

         Each Borrower agrees that so long as the Commitment remains in effect and thereafter until all of the Secured Debt shall have been paid in full, Borrowers shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall at all times maintain professional liability insurance and insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be reasonably acceptable to Agent, with provisions satisfactory to Agent for payment of all losses thereunder to Agent, for the benefit of the Banks, and such Company as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Banks), and, if required by Agent, Borrowers shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent. Any sums received by Agent in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Agent and the Banks, be applied upon any Secured Debt whether or not the same is then due and payable, or may be delivered to Borrowers for the purpose of replacing, repairing, or restoring the insured property; provided, however, that so long as no Event of Default has occurred and is then continuing, any sums received by Agent which are less than Two Hundred Fifty Thousand Dollars ($250,000) per incident, and less than an aggregate amount for all incidents of Two Million Five Hundred Thousand Dollars ($2,500,000), shall be paid to Borrowers, if Borrowers so request, for the sole purpose of rebuilding, replacing or restoring the property which has been damaged or destroyed. Agent is hereby authorized to act as attorney-in-fact for each Borrower in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and Borrowers shall pay to Agent, upon demand, the cost thereof. Should Borrowers fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Agent's written request, Borrowers shall furnish to Agent such information about any Company's insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to Agent and certified by a Financial Officer of a Borrower.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL STATEMENTS. Borrowers shall furnish to each
Bank:

         (a) within thirty (30) days after the end of each month, balance sheets of Borrowers as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the month and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and certified by a Financial Officer of Res-Care;

         (b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of Borrowers, a Form 10-Q, balance sheets of Borrowers as of the end of such period and statements of income (loss), stockholders equity and cash flow for such fiscal quarter, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and certified by a Financial Officer of Res-Care;

         (c) within ninety (90) days after the end of each fiscal year of Borrowers, a Form 10-K and an annual audit report of Borrowers for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and certified by an independent public accountant, which report shall include balance sheets and statements of income
(loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Default and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

         (d) concurrently with the delivery of the financial statements in (b) and (c) above, a Compliance Certificate;

         (e) with the delivery of the annual financial statements in (c) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties;

         (f) within thirty (30) days after the end of each month, a Borrowers' Certificate prepared by a Financial Officer of Res-Care;

         (g) within thirty (30) days after the end of each fiscal year, pro-forma projections, set forth on a quarterly basis, of Borrowers and their Subsidiaries on a Consolidated basis for the then current fiscal year, to be in form acceptable to Agent;

         (h) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by a Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by a Borrower (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrowers' securities (excluding routine correspondence regarding filings and excluding preliminary drafts of reports and proxy statements); and

         (i) with reasonable promptness, but no longer than thirty (30) days after any Bank's written request, such other information about the financial condition, properties and operations of any Company as such Bank may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to such Bank and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain a system of accounting, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, established and administered in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Banks to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. FRANCHISES. Subject to the provisions of Section 5.12 hereof, each Company shall preserve and maintain at all times its existence, rights and franchises; provided, however, that Borrowers shall have the right to cause the dissolution of any Company so long as (i) Borrowers have a business reason for doing so, such as inactivity of such Company or cost-efficiencies to be achieved through such dissolution; (ii) the assets of such Company, if any, shall be distributed to a Borrower; and (iii) Borrowers shall notify the Agent of such dissolution within thirty (30) days after its occurrence.

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrowers shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrowers shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or that any Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrowers shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

         SECTION 5.7. FINANCIAL COVENANTS.

         (a) MINIMUM EBITDA. Borrowers and their Subsidiaries shall not suffer or permit Consolidated EBITDA at any time, on a Consolidated basis, based upon Borrowers' and their Subsidiaries financial statements for the most recently completed fiscal quarter and the three (3) previous fiscal quarters (on a rolling four (4) quarter basis), to be less than the following:

         --------------------------------------------------------- ----------------------------------------
         Closing Date through September 30, 2002                                 $53,000,000
         --------------------------------------------------------- ----------------------------------------

         October 1, 2002 through September 30, 2003                              $60,000,000
         --------------------------------------------------------- ----------------------------------------

         October 1, 2003 and thereafter                                          $70,000,000
         --------------------------------------------------------- ----------------------------------------

Provided that notwithstanding anything to the contrary contained in this Agreement, upon consummation of an Acquisition pursuant to Section 5.13 hereof, in which EBITDA of such Acquisition for the most recent rolling four (4) quarters is greater than One Million Dollars ($1,000,000), the covenant levels set forth in this Section 5.7(a) shall be increased by an amount equal to eighty-five percent (85%) of the actual EBITDA (as defined in Section 5.13(f)) of the Person or business acquired for the most recently completed fiscal quarter and the three (3) previous fiscal quarters of such Person or business acquired, as applicable.

         (b) NET WORTH. Borrowers and their Subsidiaries shall not suffer or permit Consolidated Net Worth at any time, based upon the financial statements of Borrowers and their Subsidiaries for the most recently completed fiscal quarter, to be less than the current minimum amount required, which current minimum amount required shall be One Hundred Fifty-Seven Million Dollars ($157,000,000) on the Closing Date, with such current minimum amount required to be positively increased by the Increase Amount on the last day of each succeeding fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to seventy-five percent (75%) of Consolidated Net Earnings for the fiscal quarter then ended with no deduction for losses.

         (c) EBITDA TO CONSOLIDATED INTEREST EXPENSE. Borrowers and their Subsidiaries shall not suffer or permit, at any time, on a Consolidated basis, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to be less than the following:


         --------------------------------------------------------- ----------------------------------------
         Closing Date through March 31, 2003                                    2.50 to 1.00
         --------------------------------------------------------- ----------------------------------------
         April 1, 2003 through September 30, 2003                               2.75 to 1.00
         --------------------------------------------------------- ----------------------------------------
         October 1, 2003 and thereafter                                         3.00 to 1.00
         --------------------------------------------------------- ----------------------------------------

based upon Borrowers' and their Subsidiaries' financial statements for the most recently completed fiscal quarter and the three (3) previous fiscal quarters (on a rolling four (4) quarter basis).

         (d) LEVERAGE RATIO. Borrowers and their Subsidiaries shall not suffer or permit at any time, on a Consolidated basis, the Leverage Ratio to exceed the following:

         --------------------------------------------------------- ----------------------------------------
         Closing Date through December 31, 2001                                 5.00 to 1.00
         --------------------------------------------------------- ----------------------------------------
         January 1, 2002 through March 31, 2003                                 4.75 to 1.00
         --------------------------------------------------------- ----------------------------------------
         April 1, 2003 through September 30, 2003                               4.50 to 1.00
         --------------------------------------------------------- ----------------------------------------

         --------------------------------------------------------- ----------------------------------------

         October 1, 2003 and thereafter                                         4.25 to 1.00
         --------------------------------------------------------- ----------------------------------------

Provided that notwithstanding anything to the contrary contained in this Agreement, upon consummation of an Acquisition pursuant to Section 5.13 hereof, Consolidated EBITDA shall include the actual EBITDA (as defined in Section 5.13(f)) of the Person or business acquired for the most recently completed fiscal quarter and the three (3) previous fiscal quarters of such Person or business acquired as applicable.

         SECTION 5.8. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to (a) the Loans or any other Indebtedness under this Agreement; (b) any (i) Indebtedness incurred by a Borrower in connection with any capital lease, so long as the aggregate principal amount of all such capital leases indebtedness does not exceed Four Million Dollars ($4,000,000) at any time outstanding; or (ii) Indebtedness representing the purchase price of assets acquired by any Company after the Closing Date that is secured by purchase money mortgage or purchase money security interests, so long as the aggregate principal amount of all such purchase money indebtedness does not exceed Two Million Dollars ($2,000,000) at any time outstanding; (c) the Indebtedness existing on the Closing Date as set forth in SCHEDULE 5.8 hereto and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof; provided that the capital leases set forth on Schedule
5.8 may be replaced provided that the aggregate principal amount of the Indebtedness represented by such replacement capital leases does not exceed Eight Million Dollars ($8,000,000); (d) loans to a Company from a Company so long as each such Company is a Borrower and such loan is subordinate to this Agreement; (e) Indebtedness under any Hedge Agreement; (f) additional unsecured Indebtedness of any Borrower or any Subsidiary Guarantor, to the extent not otherwise permitted pursuant to subparts (a) through (e) hereof; provided, however, that the aggregate principal amount of such Indebtedness shall not exceed One Million Dollars ($1,000,000) at any time outstanding; (g) any Indebtedness incurred pursuant to the Senior Unsecured Notes; (h) guarantee obligations incurred in the ordinary course of business by a Company of Indebtedness of another Company; (i) guarantee obligations set forth on SCHEDULE 5.8; (j) that certain letter of credit described on SCHEDULE 5.8, (k) Indebtedness incurred to PNC Bank, National Association for a period not to exceed fourteen (14) days after the Closing Date in an amount not to exceed the lesser of (i) Thirty-Seven Million Dollars ($37,000,000) or (ii) one hundred five percent (105%) of the face amount of letters of credit issued by PNC Bank, National Association which have not been surrendered and cancelled by the Closing Date, and (l) Indebtedness incurred to U.S. Bank, National Association in connection with its corporate credit card program up to a maximum amount of Three Million Dollars ($3,000,000).

         SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, including but not limited to any real property owned by a Company, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (b) other statutory Liens (including statutory landlord Liens) incidental to the conduct of its business or the ownership or leasing of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Borrower;

         (d) purchase money Liens on fixed assets securing the loans, capital leases, purchase money mortgages or security interests pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

         (e) the Liens existing on the Closing Date as set forth in SCHEDULE 5.9 hereto, provided, that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

         (f) any Lien granted to Agent, for the benefit of the Banks;

         (g) any Lien granted to Agent or any of the Banks or their Affiliates in connection with a Hedge Agreement which Liens the Agent and the Banks agree may be on a pari passu basis with the Liens granted hereunder;

         (h) easements, restrictive covenants or other minor title defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

         (i) good faith pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (j) [RESERVED]

         (k) any Lien on the Real Property permitted by this Agreement or by any mortgage or deed of trust executed in connection with this Agreement;

         (l) any Lien on Health Care Receivables in connection with Medicare or Medicaid anti-assignment provisions;

         (m) any refinancing, renewal or extension of any Lien permitted pursuant to the foregoing clauses (a) through (l) of Section 5.9, provided that, such refinancing, renewal or extension shall not (i) extend to assets or properties not theretofore covered by such Lien, (ii) secure Indebtedness or other obligations not otherwise permitted hereby or (iii) increase, or shorten the maturity of, the principal amount thereof; or

         (n) any Lien securing letter of credit obligations pursuant to Section 5.8(k), provided such Liens shall be terminated within fourteen (14) days of the Closing Date; or

         (o) any lien, on a pari passu basis, securing credit card obligations pursuant to Section 5.8(l).

         Other than provider agreements with governmental entities and leases of real property (solely as to any interest of Borrowers' in such real property), no Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company.

         SECTION 5.10. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOANS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership without the prior written consent of Agent and the Required Banks, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to:

         (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

         (ii) any investment in direct obligations of the United States of America or any agency or instrumentality thereof, or obligations backed by the full faith and credit of the United States of America maturing within twelve
(12) months from the date of such investment;

         (iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

         (iv) the holding of Subsidiaries listed on SCHEDULE 7.1 hereto;

         (v) loans to a Company from a Company so long as each such Company is a Borrower or a Guarantor of Payment;

         (vi) any guaranty of the Indebtedness permitted pursuant to Section 5.8(d) hereof;

         (vii) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company's business, so long as (i) such advances and loans are in existence as of the Closing Date and are listed on SCHEDULE 5.11, or (ii) all such advances and loans from all Companies extended after the Closing Date aggregate not more than the maximum principal sum of Five Hundred Thousand Dollars ($500,000) at any time outstanding;

         (viii) the holding of any stock that has been acquired pursuant to an Acquisition permitted by Section 5.13 hereof;

         (ix) the creation of a Subsidiary for the purpose of making an Acquisition permitted by Section 5.13 hereof, so long as such Subsidiary becomes a Guarantor of Payment promptly following such Acquisition;

         (xi) the holding of any Subsidiary as a result of an Acquisition made pursuant to Section 5.13 hereof so long as such Subsidiary becomes a Guarantor of Payment promptly following such Acquisition;

         (xii) extensions of trade credit in the ordinary course of business;

         (xiii) guarantee obligations permitted by Section 5.8(h) and (i);

         (xiv) investments acquired by a Borrower in connection with a sale of assets permitted by Section 5.12;

         (xv) investments by a Borrower in Hedge Agreements other than for speculative purposes;

         (xvi) existing or contemplated investments described on SCHEDULE 5.11;

         (xvii) demand deposits, time deposits or certificates of deposit maturing within one (1) year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's; or

         (xviii) any other investments approved by the Agent and the Required Banks.

         SECTION 5.12. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business and other than the disposition of obsolete equipment that is no longer useful in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary may merge with (i) a Borrower (provided that such Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment, provided that either (A) the continuing or surviving Person shall be a Wholly-Owned Subsidiary that is a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this sub-clause (ii), a Borrower and/or one or more Wholly-Owned Subsidiaries that are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as such Borrower and/or one or more Wholly-Owned Subsidiaries (that are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

         (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower, (ii) any Wholly-Owned Subsidiary that is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which a Borrower and/or one or more Wholly-Owned Subsidiaries, that are Guarantors of Payment, shall own not less than the same percentage of Voting Power as such Borrower and/or one or more Wholly-Owned Subsidiaries (that are Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition; or

         (c) any Company may sell, lease, transfer or otherwise dispose of any of its assets to any Person; provided that all of the net proceeds of such sale, lease or transfer shall, within one year from the date of such sale, lease or transfer be either (i) invested in the purchase of assets (other than securities, unless those securities represent equity interests in an entity that becomes a Guarantor and such purchase of securities is permitted by Section 5.13(e) hereof) to be used by one or more Borrowers in their businesses; or (ii) if not so invested and if such net proceeds exceed Ten Million Dollars ($10,000,000) in the aggregate, used to permanently prepay the Loans pursuant to
Section 2.7 hereof.

         SECTION 5.13. ACQUISITIONS. Unless otherwise agreed to by the Required Banks, no Company shall effect an Acquisition; provided, however, that a Borrower may effect an Acquisition without such agreement so long as:

         (a) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist;

         (b) the Acquisition shall be made by a Borrower and such Borrower is the surviving entity of such Acquisition (in the case of a merger, consolidation or other combination) or the Person to be acquired becomes a Guarantor of Payment promptly after such Acquisition (in the case of the Acquisition of the stock (or other equity interest) of a Person);

         (c) the business to be acquired shall be similar to, or supportive of, the lines of business of the Companies;

         (d) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to such Acquisition;

         (e) the aggregate consideration to be paid for all Acquisitions pursuant to this Section 5.13, shall not exceed an aggregate amount equal to Ten Million Dollars ($10,000,000) per annum, based on a rolling four (4) quarter basis; provided that, upon Res-Care's (i) time and attendance system and (ii) HCS accounts receivable system each becoming fully operational to Agent's reasonable satisfaction, such Ten Million Dollar ($10,000,000) Acquisition limitation amount shall be increased to Twenty Million Dollars ($20,000,000);

         (f) the Person or business to be acquired has had positive EBITDA, as hereinafter defined, for the most recently completed fiscal quarter and the three (3) previous fiscal quarters for which financial statements are available. As used in this subpart, "EBITDA" means, for any period, in accordance with GAAP, net earnings for such period plus (i) the aggregate amounts deducted in determining such net earnings in respect of (a) income taxes, (b) interest expense, (c) depreciation and amortization charges, (d) the expense associated with amortization of intangible and other assets, and (ii) the net effect for cost savings and other charges that will be eliminated following such Acquisition;

         (g) Borrowers shall have provided to Agent and the Banks, at least thirty (30) days prior to such Acquisition, (i) historical financial statements of the business to be acquired, (ii) a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of a Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition; provided that such pro forma compliance with Section 5.7(d) shall be measured by the

Leverage Ratio in effect at the time of such pro forma calculation, minus .5; and (iii) such other information regarding the Acquisition as Agent may reasonably request; and

         (h) Borrowers shall have provided on the date of closing such Acquisition, evidence satisfactory to Agent in its reasonable discretion, that Revolving Loan Availability is equal to or greater than Twenty Million Dollars ($20,000,000).

         SECTION 5.14. NOTICE. Borrowers shall cause a Financial Officer of Res-Care to promptly notify Agent and the Banks whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrowers shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise. Borrowers shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

         SECTION 5.16. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company; or
(b) any transaction between Borrowers and an Affiliate (if a Guarantor of Payment) that Borrowers reasonably determine in good faith is beneficial to Borrowers and their Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

         SECTION 5.17. CORPORATE NAMES AND LOCATION OF COLLATERAL. No Company shall change its corporate name, unless, in each case, such Company shall provide Agent and the Banks with at least thirty (30) days prior written notice thereof. Other than those listed on

SCHEDULE 5.17, no Company shall use trade names, assumed names or fictitious names without giving Agent and the Banks at least ten (10) days prior written notice thereof. Borrowers shall also provide Bank with at least ten (10) days prior written notification of (a) except for movements of Inventory or Equipment from a Borrower to a Subsidiary of such Borrower, from a Subsidiary of a Borrower to such Borrower, or from one Borrower to another Borrower, any change in any location where any Company's Inventory or Equipment is maintained, and any new locations where any Company's Inventory or Equipment is to be maintained; (b) any change in the location of the office where any Company's records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in any Company's chief executive office. In the event of any of the foregoing, Borrowers shall promptly execute and deliver to Agent (or otherwise authenticate if Agent shall require) and deliver to Agent, and Agent is hereby authorized to file, new UCC financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever reasonably necessary or appropriate, as determined in Agent's reasonable discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Banks, in the Collateral, based upon such new places of business or names, and Borrowers shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Agent therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder.

         SECTION 5.18. FURTHER ASSURANCE. Borrowers will, at no expense to Agent or any Bank, make and do all such acts and things (including, without limitation, the delivery to Agent of any Chattel Paper, Document, Instrument, or other writing or record of any kind the possession of which perfects a security interest therein, and the taking of any action necessary to give Agent control of any Chattel Paper, Deposit Account, Investment Property, or Letter of Credit Rights the control of which perfects a security interest therein) as Agent may from time to time reasonably require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, its security interest in the Collateral of Borrowers. Without limiting the generality of the foregoing, Borrowers will, at no expense to Agent or any Bank, upon each request of Agent:

         (i) complete, correct, amend, continue, supplement, sign (or otherwise authenticate if Agent shall so require), and file in such public offices as Agent may from time to time deem advisable, such financing statements and amendments thereto (including, without limitation, continuation statements) naming Borrowers as debtor and containing such collateral indications (including, by way of example, but without limitation, "all assets in which debtor now has or hereafter acquires any rights or any power to transfer rights" or "all personal property and fixtures in which debtor now has or hereafter acquires any rights or any power to transfer rights") and other information (including, without limitation, if Agent shall require, a statement to the effect that all chattel paper and each and every instrument in which Borrowers have or at any time acquire any rights or any power to transfer rights has been assigned to Agent, and any further assignment of all or any part of any such chattel paper or instrument or any interest therein violates the rights of Agent) as Agent may from time to time reasonably require,

         (ii) sign (or otherwise authenticate if Agent shall so require) and deliver, and, upon each request of Agent, cause third parties to sign (or otherwise authenticate if Agent shall so require) and deliver, such affidavits, assignments, financing statements, indorsements of specific items of the Collateral of Borrowers, powers of attorney, control agreements, security agreements, and other writings and other records, as Agent may from time to time reasonably require, each in form and substance satisfactory to Agent,

         (iii) cause all Chattel Paper and Instruments in which Borrowers now have or hereafter acquire any rights to bear a conspicuous legend, in form and substance reasonably satisfactory to Agent, indicating that the Chattel Paper or Instrument, as the case may be, has been assigned to Agent and that further assignment thereof violates the rights of Agent,

         (iv) establish with Agent, or any institution designated by Agent, cash management procedures reasonably satisfactory to Agent, and

         (v) comply with every other requirement deemed reasonably necessary by Agent for the perfection of its security interest in the Collateral of Borrowers.

         A carbon, photographic, or other reproduction of this Agreement may be used as a financing statement. Borrowers hereby authorize Agent, on behalf of the Banks, to file financing statements with respect to the Collateral. Borrowers hereby authorize Agent or Agent's designated agent (but without obligation by Agent to do so) to make and do all such acts and things referred to in this Section 5.18, and to incur Related Expenses (whether prior to, upon, or subsequent to any Default), and Borrowers shall promptly repay, reimburse, and indemnify Agent and the Banks for any and all Related Expenses. All Related Expenses are payable to Agent upon demand therefor; Agent may, at its option, debit Related Expenses directly to the Revolving Credit Notes or any other Notes.

         SECTION 5.19. CAPITAL DISTRIBUTIONS. Res-Care shall not pay or commit Res-Care to pay any Capital Distributions at any time.

         SECTION 5.20. SUBSIDIARY GUARANTIES, SECURITY AGREEMENTS AND PLEDGES OF OWNERSHIP INTERESTS. Each Subsidiary created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Secured Debt, and, if requested by Agent, a Security Agreement covering all assets of such Guarantor as requested by Agent, as security for the Secured Debt, such agreements to be in form and substance reasonably acceptable to Agent. In addition, upon request of Agent, Borrowers shall grant to Agent and the Banks a security interest in all of the issued and outstanding ownership interests of any Subsidiary owned by a Borrower, such pledge to be evidenced by a Pledge Agreement or Security Agreement in form and substance satisfactory to Agent and the Required Banks, with any stock certificates to be delivered to Agent for the benefit of the Banks.

         SECTION 5.21. AMENDMENT OF ARTICLES OF INCORPORATION OR REGULATIONS. No Company shall amend its Articles of Incorporation, or charter or equivalent documents without the prior written consent of Agent if such amendment would have a negative impact on Agent or the Banks in connection with this Agreement.

         SECTION 5.22. SALE-LEASEBACK TRANSACTIONS. Except as set forth on
SCHEDULE 5.22, no Company shall enter into any Sale-Leaseback Transaction whereby the aggregate amount of all such Sale-Leaseback Transactions would exceed Five Million Dollars ($5,000,000), until the Secured Debt is paid in full.

         SECTION 5.23. PREPAYMENT OF INDEBTEDNESS. Borrowers shall not be permitted to use Revolving Loans to prepay the Senior Unsecured Notes or any Subordinated Indebtedness.

         SECTION 5.24 MOST FAVORED BANKS. If Borrowers or any other Company shall have other Indebtedness (except for such other Indebtedness of Borrowers or any other Company the aggregate outstanding commitments for which do not exceed One Million Dollars ($1,000,000) or with or for the benefit of Persons with commitments to provide loans or other financial accommodations to a Borrower or any other Company in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000)), with any financial or restrictive covenants or events of default which are more restrictive than, or in addition to, the financial or negative covenants or Defaults or Events of Default contained in this Agreement, such financial or negative covenants or events of default shall be, in Agent and the Banks' reasonable discretion, deemed to be set forth in this Agreement.



                              ARTICLE VI. SECURITY

         SECTION 6.1. SECURITY INTEREST IN COLLATERAL. In consideration of and as security for the full and complete payment of all of the Secured Debt, each Borrower hereby creates and provides for in favor of Agent for the benefit of the Banks, and grants to Agent for the benefit of the Banks, a security interest in and an assignment of the Collateral of that Borrower. The "Collateral" of Borrowers shall mean, collectively,

         (a) all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all Equipment, all fixtures, all General Intangibles, all Instruments, all Inventory, all Investment Property, all letters of credit, all Letter of Credit Rights, all Receivables, and all Supporting Obligations in which Borrowers now have or hereafter acquire any rights or any power to transfer rights;

         (b) all Commercial Tort Claims in which Borrowers now have rights or any power to transfer rights and which are described on SCHEDULE 7.4 hereto;

         (c) all property, tangible or intangible, in which Borrowers now have or hereafter acquire any rights or any power to transfer rights and which now or hereafter is in the control (by Document or otherwise) or possession of the Banks and Agent or any of them or is owed by the Banks and Agent or any of them to Borrowers, including, without limitation, any Cash Collateral Account and all other Deposit Accounts; and

         (d) all accessions to and Products of all or any part of the goods hereinbefore described, all replacements and substitutions for, and all additions to, and all Proceeds of, all or any part of the property described in the foregoing clauses (a), (b), and (c) or any other accessions, Products, replacements, substitutions, additions, or Proceeds in which that Borrower now has or hereafter acquires any rights or any power to transfer rights.

         As to any property that would be included among the Collateral of Borrowers on the date hereof but for the fact that such property does not presently exist or the fact that Borrowers do not presently have any rights in such property or any power to transfer rights therein, such property shall be included among the Collateral of Borrowers, and Agent's security interest in such property shall automatically attach thereto, immediately when such property comes into existence and Borrowers acquire any rights therein or any rights to transfer rights therein, in each case without the making or doing of any further or other act or thing. If, at any time after the date hereof, Borrowers shall acquire any rights or any power to transfer rights in any Commercial Tort Claim, or if the UCC shall be amended to include within its scope any property that, prior to giving effect to such amendment, would not be included among the Collateral of Borrowers, then, and in each such case, Borrowers shall forthwith notify Agent and shall execute and deliver to Agent (or otherwise authenticate if Agent shall require) such security agreements and other writings or records as Agent shall require, each in form and substance satisfactory to Agent, for the purpose of granting in favor of Agent, for the benefit of Agent and the Banks, as security for the Secured Debt, a perfected first priority security interest in and assignment of such Commercial Tort Claim or other property and all proceeds thereof, free and clear of any Lien other than any in favor of Agent. Upon the granting of such security interest, such Commercial Tort Claim or other property, as the case may be, and all Proceeds thereof shall be deemed to be included among the Collateral of Borrowers.

         SECTION 6.2. COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWERS. (a) Prior to exercise by Agent and the Banks of their rights under Article IX of this Agreement, both (i) the lawful collection and enforcement of all of each Borrower's Receivables, and (ii) the lawful receipt and retention by each Borrower of all Proceeds of all of such Borrower's Receivables and Inventory shall be as the agent of the Banks. Prior to the Closing Date, a Cash Collateral Account shall be opened by Borrowers at the main office of Agent or its designee and all such lawful collections of Borrowers' Receivables and such Proceeds of Borrowers' Receivables and Inventory shall be remitted daily by Borrowers to Agent or its designee in the form in which they are received by Borrowers, either by mailing or by delivering such collections and Proceeds to Agent or its designee, appropriately endorsed for deposit in the Cash Collateral Account. Borrowers shall not commingle such collections or Proceeds with any of Borrowers' other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent for the benefit of the Banks. In such case, Agent may, in its sole discretion, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (a) the outstanding principal or interest of any Note or Notes that is then due and payable to the Banks, or (b) any other Secured Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent or its designee on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Borrowers with Agent or its designee or with any other Bank, and, in any event, retain the same and such Borrower's interest therein as additional security for the Secured Debt. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Borrowers for use in Borrowers' business. Notwithstanding anything in this Section 6.2 to the contrary, prior to the exercise by Agent and the Banks of their rights under
Article IX, Borrowers shall have the right to withdraw balances in the cash collateral account that exceed amounts then due and payable to the Banks for outstanding principal or interest on the Notes or for other Secured Debt. The balance in the Cash Collateral Account may also be withdrawn by Borrowers upon termination of this Agreement and payment in full of all of the Secured Debt. Borrowers shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Louisville, Kentucky, to which Agent or its designee shall have access for the processing of such items in accordance with the provisions, terms and conditions of Agent's customary lock box agreement.

         Agent shall at all times have the rights and remedies of a secured party under the UCC, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other writing executed by Borrower or otherwise provided by law. Agent, or Agent's designated agent, is hereby constituted and appointed each Borrower's attorney-in-fact with authority and power to endorse any and all instruments, documents, and chattel paper upon such Borrower's failure to do so. Such authority and power, being coupled with an interest, shall be (a) irrevocable until all of the Secured Debt is paid, (b) exercisable by Agent at any time and without any request upon such Borrower by Agent to so endorse, and (c) exercisable in Agent's name or such Borrower's name. Each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Agent or the Banks shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

         SECTION 6.3. COLLECTIONS AND RECEIPT OF PROCEEDS BY AGENT. Each Borrower hereby constitutes and appoints Agent, or Agent's designated agent, as such Borrower's attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Debt:

         (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Agent's name or such Borrower's name, any and all of such Borrower's cash, instruments, chattel paper, documents, Proceeds of Receivables, Proceeds of Inventory, collection of Receivables, and any other writings relating to any of the Collateral;

         (b) to transmit to Account Debtors, on any or all of such Borrower's Receivables, notice of assignment to Agent for the benefit of the Banks thereof, and Agent's security interest for the benefit of the Banks therein, and to request from such Account Debtors at any time, in Agent's name or in such Borrower's name, information concerning such Borrower's Receivables and the amounts owing thereon;

         (c) after the occurrence and during the continuance of an Event of Default, to transmit to purchasers of any or all of such Borrower's Inventory, notice of Agent's security interest therein, and to request from such purchasers at any time, in Agent's name or in such Borrower's name, information concerning such Borrower's Inventory and the amounts owing thereon by such purchasers;

         (d) after the occurrence and during the continuance of an Event of Default, to notify and require Account Debtors on such Borrower's Receivables and purchasers of such Borrower's Inventory to make payment of their indebtedness directly to Agent;

         (e) after the occurrence and during the continuance of an Event of Default, to take or bring, in Agent's name or such Borrower's name, all steps, actions, suits, or proceedings deemed by Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

         (f) after the occurrence and during the continuance of an Event of Default, to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same, into such Borrower's Cash Collateral Account or, at the option of Agent, to apply them as a payment against any Note or Notes or any other Secured Debt.

         SECTION 6.4. USE OF INVENTORY AND EQUIPMENT. Until an Event of Default shall occur, each Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its property consisting solely of Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of such Borrower's business; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on such Borrower's business.



                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants that the statements set forth in this Article VII are true, correct and complete.

         SECTION 7.1. EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is an entity duly organized, validly existing, and in good standing under the laws of its state of formation and is duly qualified and authorized to do business and is in good standing as a foreign entity in the jurisdictions set forth opposite its name on SCHEDULE 7.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. SCHEDULE 7.1 hereto sets forth each Company and each Person that is an owner of such Company, its name as set forth in its organization documents, its state of formation, its organizational identification number, its relationship to a Borrower and its capitalization, and its principal place of business (or, if the Company has no single principal place of business, its multiple places of business). Except as set forth in
SCHEDULE 7.1 hereto, no Company has, at any time during the period of five (5) consecutive years ending on the date of this Agreement, used or done business under, or been known among creditors by, any name other than the name of such Company set forth in such Company's organization documents.

         SECTION 7.2. AUTHORITY. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Borrower is a party have been duly authorized and approved by such Borrower's board of directors, members, managers or general partners and are the valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, subject to the effects of (a) bankruptcy, insolvency, reorganization, moratorium and similar laws effecting creditors rights generally and (b) general equitable principles (regardless of whether enforcement is sought in equity or at law). The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of any Borrower under the provisions of, such Borrower's organization documents, or any material agreement.

         SECTION 7.3. COMPLIANCE WITH LAWS. Except where the failure would not have a Material Adverse Effect on its business or operations, each Company:

         (a) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business, including the operation of each Facility, and is in material compliance with all applicable laws relating thereto;

         (b) is in material compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

         (c) is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound.

         SECTION 7.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. No Company has any rights in or any power to transfer rights in any Commercial Tort Claim except for any such claim described on SCHEDULE 7.4 to this Agreement or in any security agreement executed and delivered to Agent by such Company after the date of this Agreement as pursuant to this Agreement or another Related Writing. Except as disclosed on SCHEDULE 7.4 hereto, as to any of which, if determined adversely, would not have a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or, to the knowledge of each Company, threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or to the knowledge of each Company, threats of work stoppage, strike, or pending demands for collective bargaining.

         SECTION 7.5. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof. SCHEDULE 7.5 hereof sets forth, as of the date hereof,

         (a) the name, address, and telephone number of each Person with which any Company maintains any Deposit Account, the jurisdiction under the laws of which such Person is organized, and the number of each such Deposit Account; and

         (b) the number and available amount of each letter of credit under which any Company is a beneficiary, and the name, address, and telephone number of each issuer and each confirmer, if any, of each such letter of credit.

         SECTION 7.6. LOCATION. SCHEDULE 7.6 hereto sets forth, for each Borrower, as of the date hereof:

         (a) the location of each of its chief executive offices existing during the period of five (5) consecutive years ending upon and including the date of this Agreement; and

         (b) each location at which a Borrower currently maintains a place of business.

         SECTION 7.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Agent, for the benefit of the Banks; (b) there is no mortgage outstanding covering any real property owned by any Company other than a mortgage in favor of Agent for the benefit of the Banks as permitted by Section 5.9; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to Agent, for the benefit of the Banks. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         SECTION 7.8. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or where the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 7.9. ENVIRONMENTAL LAWS. Each Company is in material compliance with any and all Environmental Laws applicable to it or its properties, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

         SECTION 7.10. CONTINUED BUSINESS. Except for the termination of business relationships upon the completion of services performed by any Company in the ordinary course of business, there exists no actual, pending, or, to each Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of the Companies, taken as a whole, and there exists no present condition or state of facts or circumstances that would materially affect adversely the Companies, taken as a whole, in any respect or prevent the Companies, taken as a whole, from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

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

         SECTION 7.11. EMPLOYEE BENEFITS PLANS. SCHEDULE 7.11 hereto identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all material amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements to the extent required by GAAP. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under any ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code
Section 401(a), (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. No Controlled Group Member has or has had in the past, an obligation to contribute to a Multiemployer Plan.

         SECTION 7.12. CONSENTS OR APPROVALS. No material consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Borrower in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

         SECTION 7.13. SOLVENCY. The Borrowers, taken as a whole, have received consideration that is the reasonable equivalent value of the obligations and liabilities that such Borrowers have incurred to the Banks. No Borrower is insolvent as defined in any applicable state or federal statute, nor will the Borrowers, taken as a whole, be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. No Borrower is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. No Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 7.14. FINANCIAL STATEMENTS. The December 31, 2000, audited financial statements and the July 31, 2001, internally prepared financial statements of Borrowers, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies' financial condition as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's consolidated financial condition, properties or business nor any change in any Company's accounting procedures or development or event that has or could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.15. REGULATIONS. No Borrower is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

         SECTION 7.16. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 7.16 hereto, no Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its Affiliates; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety
(90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement that if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         SECTION 7.17. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

         SECTION 7.18. INSURANCE. Each Company maintains insurance as required by Section 5.1 hereof. SCHEDULE 7.18 hereto sets forth all insurance carried by the Companies, setting forth in detail the amount and type of such insurance.

         SECTION 7.19. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by each Borrower, there is no known fact that any Company has not disclosed to Agent and the Banks that has or would have a Material Adverse Effect.

         SECTION 7.20. DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

         SECTION 7.21. REAL PROPERTY. SCHEDULE 7.21 attached hereto sets forth, as of the date hereof, the legal description, address or tax parcel number of each parcel of Real Property. With respect to each parcel of the Real Property:

         (a) Such parcel has adequate water, gas and electrical supply, storm and sanitary sewage facilities, other required public utilities, fire and police protection, and means of access (both physical and legal) between such parcel and public highways;

         (b) The contemplated use and accessory use of such parcel will not violate (i) any laws, ordinances or regulations (including subdivision, zoning, building, environmental protection and wetland protection laws) or (ii) any building permits, restrictions of record, or agreements affecting such parcel or any part thereof;

         (c) Neither the zoning authorizations, approvals or variances, nor any other right to construct or use of such parcel is to any extent dependent upon or related to any real estate other than another parcel of the Real Property;

         (d) All consents, licenses or permits and all other authorizations or approvals required for operation of such parcel as contemplated have been obtained or will be obtained prior to the Closing Date, and all laws relating to the operation of such improvements have been complied with;

         (e) The lawful use and operation of such parcel does not require any variances or special use permits;

         (f) Such parcel is taxed separately without regard to any other property, and for all purposes such parcel may be mortgaged, conveyed and otherwise dealt with as an independent parcel;

         (g) No company has entered into any leases, subleases, or other arrangements for occupancy of space within such parcel, other than the leases described in SCHEDULE 7.21 hereof and Borrowers have delivered to Agent a true, correct and complete copy of each lease, sublease, or other arrangement so described;

         (h) Each lease, sublease or other arrangement set forth on SCHEDULE
7.21 hereof, is in full force and effect, and, except as described on SCHEDULE
7.21 hereof, or as otherwise disclosed to Agent in writing after that hereof, there is not continuing any material default on the part of any such lease, sublease or other arrangement; and

         (i) No building or other improvements encroach upon any property line, building line, set back line, side yard line, or any recorded or visible easement (or other easement of which any company is aware or has reason to believe may exist) with respect to such parcel.



                         ARTICLE VIII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 8.1. PAYMENTS. If the principal of any Note shall not be paid in full punctually when due and payable, or the interest on any Note or any commitment or other fee shall not be paid in full within three (3) days of the date upon which such interest or such commitment or other fee is due and payable.

         SECTION 8.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.9, 5.11, 5.12, 5.13, 5.19,
5.21 and 5.22 hereof.

         SECTION 8.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 8.1 or 8.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Default shall not have been fully corrected within thirty (30) days (or fifteen (15) days in the case of Section 5.8) after the giving of written notice thereof to Borrowers by Agent or any Bank that the specified Default is to be remedied.

         SECTION 8.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect to the extent such representation or warranty is not otherwise modified by a materiality concept.

         SECTION 8.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Five Million Dollars ($5,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created.

         SECTION 8.6. ERISA DEFAULT. The occurrence of one or more ERISA Events that the Required Banks determine could have a Material Adverse Effect.

         SECTION 8.7. CHANGE IN CONTROL. If any Change of Control shall occur.

         SECTION 8.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Obligors shall exceed Five Million Dollars ($5,000,000).

         SECTION 8.9 HEALTHCARE EVENT. If a Healthcare Event should at any time occur.

         SECTION 8.10. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any Borrower or any Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against any Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (c) any Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.

         SECTION 8.11. SOLVENCY. If any Company or any Obligor shall (a) discontinue business (except for a consolidation with other Borrowers permitted pursuant to Section 5.12 hereof or a dissolution permitted pursuant to Section
5.5 hereof), (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.



                        ARTICLE IX. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 9.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 8.1, 8.2., 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or 8.10 hereof shall occur, the Required Banks shall have the right, in their discretion, by directing Agent, on behalf of the Banks, to give written notice to Borrowers, to:

         (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan and the obligation of Agent to issue any Letter of Credit hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Secured Debt (if the Secured Debt is not already due and payable), whereupon all of the Secured Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 9.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 8.11 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, nor shall Agent be obligated to issue any Letter of Credit hereunder, and

         (b) the principal of and interest then outstanding on all Notes, and all of the Secured Debt to the Banks, shall thereupon become and thereafter be immediately due and payable in full (if the

Secured Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower.

         SECTION 9.3. LETTERS OF CREDIT. If the maturity of the Notes is accelerated pursuant to Sections 9.1 or 9.2 hereof, Borrowers shall immediately deposit with Agent, as security for any Borrower's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Banks are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Bank to or for the credit or account of any Company, as security for any Borrower's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit.

         SECTION 9.4. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 8.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 9.1 or 9.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Secured Debt then owing by any Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 9.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other Indebtedness then held or owing by that Bank to or for the credit or account of any Borrower, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.

         SECTION 9.5. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of any Borrower on any Indebtedness owing by such Borrower to that Bank by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Debt owing by such Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Each Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.

         SECTION 9.6. COLLATERAL. Upon the occurrence of an Event of Default and at all times thereafter, Agent and the Banks may require Borrowers to assemble the Collateral, which each Borrower agrees to do, and make it available to Agent and the Banks at a reasonably convenient place to be designated by Agent. Agent and the Banks may, with or without notice to or demand upon such Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to such Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to any Borrower personally or any other Person or property, all of which each Borrower hereby waives, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to any Borrower or to any other Person in the case of any sale of Collateral which Agent determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but in any other case Agent shall give Borrowers not fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Each Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or the Banks may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Debt, whether or not then due, in such order and by such division as Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrowers, and each Borrower shall remain liable for any deficiency. Agent shall at all times have the right to obtain new appraisals of any Borrower or the Collateral, the reasonable cost of which shall be paid by Borrowers. If Agent sells, leases, licenses, or otherwise disposes of any Collateral of any Borrower on credit, then, and in each such case, such Borrower will be credited only with payments actually received by Agent and, if any Person obligated to make any payment for any Collateral of such Borrower does not make such payment when due, Agent may thereafter sell, lease, license, or otherwise dispose of such Collateral of such Borrower. In connection with any sale or other disposition of any Collateral of any Borrower, Agent, shall have the right, but no duty, to disclaim warranties of title, possession, quiet enjoyment, and the like, and Agent shall have the right to comply with any applicable requirements of law (whether federal, state, local, or otherwise), and no such disclaimer or compliance shall be considered to have adversely affected the commercial reasonableness of any such sale or other disposition.



                              ARTICLE X. THE AGENT

         The Banks authorize National City Bank of Kentucky and National City Bank of Kentucky hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 10.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 10.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         SECTION 10.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 10.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 10.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         SECTION 10.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Bank in writing that such Bank believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION 10.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability (unless such liability is caused by Agent's gross negligence or willful misconduct) under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

         SECTION 10.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 10.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrowers) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         SECTION 10.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrowers and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrowers so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.



                            ARTICLE IX. MISCELLANEOUS

         SECTION 11.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         SECTION 11.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 11.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder, (b) the extension of maturity of the Notes, the payment date of interest thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrowers to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement, (e) the release of any Guarantor of Payment or of any Collateral or any other security for the Secured Debt, (f) any waiver to Section 4.14 hereof, or (g) any amendment to this
Section 11.3 or Section 9.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrowers to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         SECTION 11.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

         SECTION 11.5. COSTS, EXPENSES AND TAXES. Borrowers agree to pay on demand all reasonable costs and expenses of Agent, including, but not limited to, (a) administration, travel and out-of-pocket expenses, including but not limited to reasonable attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrowers also agree to pay on demand all costs and expenses of Agent and the Banks, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Secured Debt, this Agreement or any Related Writing. In addition, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 11.6. INDEMNIFICATION. Each Borrower agrees to defend, indemnify and hold harmless Agent and the Banks (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or reasonable disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Secured Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

         SECTION 11.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrowers and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrowers with respect to any such documents or the transactions contemplated thereby.

         SECTION 11.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 11.9. BINDING EFFECT; BORROWERS' ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrowers, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrowers, Agent and each of the Banks and their respective successors and assigns, except that Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

         SECTION 11.10.    BANK ASSIGNMENTS/PARTICIPATIONS.

         A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any Letter of Credit and any participation purchased pursuant to Section 2.1A or
9.5 hereof; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                  (i) Prior Consent. No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of Borrowers and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Borrowers and Agent shall not be unreasonably withheld; provided, however, that, Borrowers' consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist. Agent and the Banks acknowledge and agree that Borrowers may reasonably withhold such consent. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                  (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

                  (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall
         (A) cause the assignee to execute and deliver to Borrowers and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                  (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, such assignee shall, at least five (5) Business Days prior to the effective date of such assignment, (A) deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the Borrowers and the Agent United States Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) agree to provide Borrowers and the Agent a new United States Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, Borrowers shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrowers in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrowers marked "replaced".

         Upon satisfaction of the requirements of set forth in (i) through (iv), and any other condition contained in this Section 11.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and SCHEDULE 2 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or Borrowers, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any Letter of Credit and any participation, if any, purchased pursuant to Section 2.1A or 9.5 hereof or this Section 11.10B.

         The provisions of Article III and Section 11.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrowers the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 11.3, except if and to the extent that any such waiver, consent or amendment would:

         (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 11.11. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

         SECTION 11.12. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrowers that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 11.13. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 11.14. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrowers hereby irrevocably submit to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Secured Debt or any Related Writing, and Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrowers, on behalf of themselves and their Subsidiaries, hereby irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrowers agree that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 11.15. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.



           [The remainder of this page is intentionally left blank.]

         SECTION 11.16. JURY TRIAL WAIVER. BORROWERS, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF.

Address:          101 South Fifth Street                      NATIONAL CITY BANK OF KENTUCKY,
                  Louisville, Kentucky  40202                 as Agent and as a Bank
                  Attn:    Deroy Scott
                                                              By:  /s/ Deroy Scott
                                                              Title:  SVP


Address:          416 W. Jefferson Street, 2nd Floor          BANK ONE, KENTUCKY, N.A.,
                  Louisville, Kentucky  40202                 as Syndication Agent
                  Attn: Thelma B. Ferguson
                                                              By:  /s/ Thelma B. Ferguson
                                                              Title:  First Vice President


Address:          1 Financial Square                          U.S. BANK, NATIONAL ASSOCIATION,
                  Louisville, Kentucky 40202-3322             as Documentation Agent
                  Attn:  Toby Rau
                                                              By:  /s/  Toby Rau
                                                              Title:  Vice President


Address:          677 Washington Boulevard                    UBS AG, Stamford Branch
                  Stamford, Connecticut  06901
                  Attn:  Deborah Porter
                                                              By:  /s/ Patricia O'Kicki
                                                              Title:  Director, Banking Products Services
                                                              and by:    /s/ Jennifer L. Poccia
                                                              Title:  Associate Director, Banking Products
                                                                       Services

Address: 425 Lexington Avenue               LEHMAN COMMERCIAL PAPER INC.
         Room 2533
         New York, New York 10017
         Attn: Michelle Swanson             By:  /s/ [signature illegible]
                                            Title:  AUTHORIZED SIGNATORY


Address: 10140 Linn Station Road            RES-CARE, INC.
         Louisville, Kentucky 40223-3813
         Attn:  _______________             By:      /s/ L. Bryan Shaul
                                                     L. Bryan Shaul
                                            Title:   Executive Vice President of Finance
                                                     and Administration, Chief Financial
                                                     Officer & Assistant Treasurer

ALTERNATIVE CHOICES, INC.
BALD EAGLE ENTERPRISES, INC.
CAPITAL TX INVESTMENTS, INC.
CATX PROPERTIES, INC.
CNC/ACCESS, INC.
COMMUNITY ADVANTAGE, INC.
COMMUNITY ALTERNATIVES ILLINOIS, INC.
COMMUNITY ALTERNATIVES INDIANA, INC.
COMMUNITY ALTERNATIVES KENTUCKY, INC.
COMMUNITY ALTERNATIVES MISSOURI, INC.
COMMUNITY ALTERNATIVES NEBRASKA, INC.
COMMUNITY ALTERNATIVES TEXAS PARTNER, INC.
COMMUNITY ALTERNATIVES VIRGINIA, INC.
EDUCARE COMMUNITY LIVING-TEXAS LIVING CENTERS, INC.
J. & J. CARE CENTERS, INC.
NORMAL LIFE, INC.
PEOPLESERVE, INC.
RAISE GEAUGA, INC.
RES-CARE ALABAMA, INC.
RES-CARE CALIFORNIA, INC. d/b/a RCCA SERVICES
RES-CARE ILLINOIS, INC.
RES-CARE KANSAS, INC.
RES-CARE NEW JERSEY, INC.
RES-CARE NEW MEXICO, INC.
RES-CARE OHIO, INC.
RES-CARE OKLAHOMA, INC.
RES-CARE OTHER OPTIONS, INC.
RES-CARE PREMIER, INC.
RES-CARE PREMIER CANADA, INC.
RES-CARE TENNESSEE, INC.
RES-CARE TRAINING TECHNOLOGIES, INC.
RES-CARE WASHINGTON, INC.

ROCKCREEK, INC.
RSCR CALIFORNIA, INC.
RSCR INLAND, INC.
RSCR WEST VIRGINIA, INC.
SOUTHERN HOME CARE SERVICES, INC.
TANGRAM REHABILITATION NETWORK, INC.
TEXAS HOME MANAGEMENT, INC.
THM HOMES, INC.
BRINKLEY GROUP HOMES, INC.
BAKER MANAGEMENT, INC.
BOLIVAR DEVELOPMENTAL TRAINING CENTER, INC.
BOLIVAR ESTATES, INC.
EBENEZER ESTATES, INC.
FORT MASON ESTATES, INC.
HILLSIDE ESTATES, INC.
HYDESBURG ESTATES, INC.
INDIVIDUALIZED SUPPORTED LIVING, INC.
MEADOW LANE ESTATES, INC.
MISSOURI PROGRESSIVE SERVICES, INC.
OAK WOOD SUITES OF BOLIVAR, INC.
OAKVIEW ESTATES OF BOLIVAR, INC.
PEBBLE CREEK ESTATES, INC.
RIVER BLUFF ESTATES, INC.
SHA-REE ESTATES, INC.
SKYVIEW ESTATES, INC.
UPWARD BOUND, INC.
WILLARD ESTATES, INC.
CAREERS IN PROGRESS, INC.
EDUCARE COMMUNITY LIVING-NORMAL LIFE, INC.
NORMAL LIFE OF CALIFORNIA, INC.
NORMAL LIFE OF CENTRAL INDIANA, INC.
NORMAL LIFE FAMILY SERVICES, INC.
NORMAL LIFE OF GEORGIA, INC.
NORMAL LIFE OF KENTUCKY, INC.
NORMAL LIFE OF LAFAYETTE, INC.
NORMAL LIFE OF LAKE CHARLES, INC.
NORMAL LIFE OF LOUISIANA, INC.
NORMAL LIFE OF SOUTHERN INDIANA, INC.
RES-CARE FLORIDA, INC.
EDUCARE COMMUNITY LIVING CORPORATION-AMERICA
PSI HOLDINGS, INC.
VOCA CORPORATION OF AMERICA
VOCA RESIDENTAL SERVICES, INC.
B.W.J. OPPORTUNITY CENTERS, INC.
THE CITADEL GROUP, INC.
EDUCARE COMMUNITY LIVING CORPORATION-GULF COAST
EDUCARE COMMUNITY LIVING CORPORATION-MISSOURI

EDUCARE COMMUNITY LIVING CORPORATION-NEVADA
EDUCARE COMMUNITY LIVING CORPORATION-NEW MEXICO
EDUCARECOMMUNITY LIVING CORPORATION-NORTH CAROLINA
EDUCARE COMMUNITY LIVING CORPORATION-TEXAS
VOCA CORP.
VOCA CORPORATION OF FLORIDA
VOCA CORPORATION OF INDIANA
VOCA CORPORATION OF MARYLAND
VOCA CORPORATION OF NEW JERSEY
VOCA CORPORATION OF NORTH CAROLINA
VOCA CORPORATION OF OHIO
VOCA CORPORATION OF WASHINGTON, D.C.
VOCA CORPORATION OF WEST VIRGINIA, INC.


By:      /s/ L. Bryan Shaul
         L. Bryan Shaul
Title:   Assistant Treasurer


THE ACADEMY FOR INDIVIDUAL EXCELLENCE, INC.
ALTERNATIVE YOUTH SERVICES, INC.
RES-CARE AVIATION, INC.
GENERAL HEALTH CORPORATION
YOUTHTRACK, INC.
EMPLOY-ABILITY UNLIMITED, INC.


By:      /s/ L. Bryan Shaul
         L. Bryan Shaul
Title:   Treasurer


EDUCARE COMMUNITY LIVING LIMITED PARTNERSHIP
By:      Community Alternatives Texas Partner, Inc.
Its:     General Partner


         By:      /s/ L. Bryan Shaul
                  L. Bryan Shaul
         Title:   Assistant Treasurer

NORMAL LIFE OF INDIANA
By:      Normal Life of Central Indiana, Inc.
         one of its General Partners


         By:      /s/ L. Bryan Shaul
                  L. Bryan Shaul
         Title:   Assistant Treasurer

and

By:      Normal Life of Southern Indiana, Inc.
         the other General Partner


         By:      /s/ L. Bryan Shaul
                  L. Bryan Shaul
         Title:   Assistant Treasurer


VOCA OF INDIANA, LLC, a limited liability company


By:      /s/ L. Bryan Shaul
         L. Bryan Shaul
Title:   Assistant Treasurer





CREATIVE NETWORKS, LLC


By:      /s/ L. Bryan Shaul
         L. Bryan Shaul
Title:   Manager